UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
(Amendment No. )

_____________________________

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-12

PRINCIPAL EXCHANGE-TRADED FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all the boxes that apply):

[X]    No fee required.

[ ]    Fee paid previously with preliminary materials.

[ ]    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 21, 2023 DEAR FELLOW SHAREHOLDER: As a shareholder in one or more of the Principal Exchange-Traded Funds (“PETF”), you recently received a proxy communication via email or a proxy statement and proxy card(s) in the mail in connection with the Joint Annual Meeting of Shareholders scheduled to be held on April 26, 2023. Shareholders are being asked to approve a proposal to elect thirteen trustees to the Board of Trustees and approve a proposal to permit your fund’s investment adviser to recommend and hire sub-advisers, and amend their sub- advisory agreements, in a cost-effective and timely manner. After careful consideration, the Board of Trustees unanimously recommends that shareholders vote FOR both proposals, including FOR all trustee nominees. It is important you exercise your right to vote. Please take a moment to sign, date and mail the enclosed proxy card in the pre-paid envelope or follow the instructions below to vote by internet or telephone. PETF has a unique base of retail shareholders. You and your fellow shareholders will have a substantial positive impact on the vote if you act early. Please see voting options below: Vote by Phone by calling 1-833-290-2605 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed proxy card and follow the prompts.  Vote by Internet by visiting the internet address on the enclosed proxy card and following the instructions.  Vote by Mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid return envelope. Lastly, we have retained Di Costa Partners (“DCP”) to assist us with the proxy solicitation process. You may receive a call from a DCP representative who can take your vote over the phone. You can call DCP at 1-833-290-2605 if you have any questions regarding the proxy. Thank you in advance for your vote, KAMAL BHATIA PRESIDENT AND CHIEF EXECUTIVE OFFICER PETF_R1_0423

March 28, 2023 DEAR FELLOW SHAREHOLDER: The Annual Meeting of Shareholders is to be held on April 26, 2023. As a shareholder in one or more of the Principal Exchange-Traded Funds (“PETF”), I am pleased to report that your fellow shareholders have responded and have shown strong support for the meeting proposals. They have overwhelmingly voted FOR the election of thirteen nominees to the Board of Trustees and for a proposal to permit your fund’s investment adviser to recommend and hire sub-advisers, and amend their sub-advisory agreements, in a cost-effective and timely manner. Please join your fellow shareholders by taking a moment to sign, date and mail the enclosed proxy card in the pre-paid envelope or follow the instructions below to vote by telephone or Internet. Vote by Phone by calling 1-833-290-2605 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed proxy card and follow the prompts.  Vote by Internet by visiting the internet address on the enclosed proxy card and following the instructions.  Vote by Mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid return envelope. If you have any questions regarding the proxy or need assistance in voting, please contact our proxy solicitor, Di Costa Partners (“DCP”) at 1-833-290-2605. Please note that a DCP representative may call you to assist in voting over the phone. Thank you in advance for your vote, KAMAL BHATIA PRESIDENT AND CHIEF EXECUTIVE OFFICER PETF_R2_0423